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                                                                   Exhibit 23.2



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 12, 1999, with respect to the financial statements of Millennium BioTherapeutics, Inc. included in the Registration Statement (Form S-4) and related Prospectus of Millennium Pharmaceuticals, Inc. for the registration of 700,000 shares of its common stock.

                                                /s/ Ernst & Young LLP


Boston, Massachusetts
November 3, 1999